Exhibit 10.17

AMENDMENT TO
PLUG POWER INC.
1999 STOCK OPTION AND INCENTIVE PLAN

Section 19 of the Plug Power Inc. 1999 Stock Option and Incentive Plan, as amended, is hereby amended by deleting the last sentence of said section in its entirety and substituting the following in lieu thereof:

"Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after the adoption of this Plan by the Board, provided that no grants of Stock Options and other Awards may be made hereunder after May 16,2011."